SECOND AMENDED AND RESTATED AGREEMENT BY III TO I MARITIME
PARTNERS CAYMAN I, L.P., TO RETAIN DENTAL COMMUNITY MANAGEMENT,
INC., TO PERFORM ADMINISTRATIVE AND PROFESSIONAL SERVICES

This is a Second Amended and Restated Agreement by III to I Maritime Partners Cayman I,L.P., to Retain Dental Community Management, Inc., to Perform Administrative and Professional Services, hereinafter called "Agreement", by and between Dental Community Management, Inc., a Texas corporation, with address of 5580 Peterson Lane, Suite 155, Dallas, Texas  75240, hereinafter called "DCMI", and III to I Maritime Partners Cayman I, L.P., a Cayman Islands exempted limited partnership, with address of 5580 Peterson Lane, Suite 155, Dallas, Texas  75240, hereinafter called "MPC", under the terms of which, DCMI having agreed to perform certain administrative and professional services, for MPC, and in consideration of which the performance of such administrative and professional services by DCMI, MPC agrees to compensate DCMI, for performing such administrative and professional services, all as set forth hereinafter.

I.  PREFACE

WHEREAS, the general partner of MPC is III to I International Maritime Solutions Cayman, Inc., hereinafter called “GP”, a Cayman Islands exempted corporation, governed pursuant to the laws of the Cayman Islands;

WHEREAS, MPC is an exempted limited partnership, governed pursuant to the laws of the Cayman Islands, with GP as its general partner;

WHEREAS, DCMI is a Texas corporation, governed pursuant to the laws of the state of Texas;

WHEREAS, DCMI, through its representatives, has significant expertise and experience in all aspects of administrative and professional services, especially related to financial and business management;

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WHEREAS, MPC agrees to compensate DCMI for its expenses incurred in performing such administrative and professional services;

NOW, WITNESSETH:

For and in consideration of the foregoing, and the execution and performance of the terms of this Agreement, as set forth hereinafter, MPC and DCMI agree as follows:

II.  MUTUAL AGREEMENTS

A.           Incorporation of Preface.  All of the terms of Article I are hereby incorporated into this Agreement, by the terms of this A of this Article II.

B.           Mutual Representations.  Each of DCMI and MPC represents to the other that no consent, approval, or authorization of any other person, entity or governmental authority is necessary for each of DCMI and MPC to enter into and to perform under the terms of this Agreement, nor is any such necessary, for the enforceability of this Agreement, and that this Agreement is the legal and binding obligation of both MPC and DCMI, and is enforceable against both MPC and DCMI, in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

C.           Term.  This Agreement shall have a term beginning on January 1, 2009, and ending on December 31, 2013, hereinafter called "Initial Term".  This Agreement, after the Initial Term, shall automatically renew for subsequent one (1) year periods, subject to the right of either DCMI   or MPC to terminate this Agreement, at, or at any anniversary of, the end of the Initial Term, on one (1) years' written notice to the other.

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III.  SERVICES OF DCMI; COMPENSATION BY MPC

A.           Administrative and Professional Services.  The administrative and professional services to be performed by DCMI, pursuant hereto, for the benefit of MPC, shall be the services as are generally described in (c) of Article 10.1, Management, of the Amended and Restated Agreement of Limited Partnership of MPC, to the extent that DCMI is licensed to perform such services, and when it is appropriate, in the opinion of GP and representatives of DCMI, for DCMI to be so retained to perform such administrative and professional services. Further, DCMI shall perform administrative and professional services, for MPC, as are specifically reasonably requested to be performed for MPC by GP.  Finally, DCMI shall formally assist MPC in fulfilling all of its various reporting requirements, to various governmental agencies, including, especially, the United States   of America Securities and Exchange Commission.

B.           DCMI’s Compensation by MPC.  In consideration of DCMI performing the administrative and professional services, provided for in A of this Article III, MPC, as expenses of the MPC, shall compensate DCMI by directly paying to DCMI, the sum of $100,000.00, each month.  DCMI shall, monthly, prepare and transmit to MPC, an invoice, for such sum, which MPC shall then pay, upon receipt.  Some expenses to be incurred by DCMI, in the performance of its duties and obligations herein, which shall be reimbursed by MPC to DCMI, may, instead be paid directly by MPC directly to the third party to whom such expenses are owed.

C.           Employees and Agents of DCMI.  DCMI retains the right to utilize its employees, as well as other representatives of DCMI retained on any basis, including temporary representatives, as well as outside independent consultants and professionals, and including entities and persons retained on a contract basis, to perform the administrative and professional services of DCMI, for MPC, however, in each such case, the identity of any such entity or person, other than an employee of DCMI or GP, participating in the administrative and professional services, shall, upon request of MPC, be disclosed.

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D.           Independence of DCMI.  DCMI, at all times, shall be considered independent of MPC and the only relationship between MPC and DCMI shall be as set forth in this Agreement.

IV.  GENERAL AGREEMENTS

A.           Further Documents.  MPC and DCMI agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

B.           Attorneys' Fees.  If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing of MPC or DCMI shall be entitled to reasonable attorneys fees and costs, in addition to any other relief to which entitled.

C.           Written Amendments.  This Agreement may not be modified or supplemented except by a writing signed by both MPC and DCMI.

D.           Binding.  This Agreement shall be binding upon MPC, DCMI and their successors.  Neither DCMI nor MPC shall have the right to delegate any portion, or all of, its obligations herein to any third party except as otherwise contemplated with respect to DCMI in D of Article III.

E.           Partial Invalidity.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement, or the application thereof to DCMI or MPC or to any circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to such other of DCMI or MPC or circumstance, shall not be affected thereby, rather shall be enforced to the greatest extent permitted by law.

F.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

G.           No Arbitration.  MPC and DCMI waive any arbitration rights.

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H.           Other Services.  DCMI may provide services to other persons, including persons who engage in the same or similar business as MPC, upon such terms as DCMI deems appropriate.

I.            Notice of Default.  This Agreement may not be terminated by either party, except upon a material default by the other party hereunder, and defaulting party having failed to cure such material default within ninety (90) days following written notice thereof by the non-defaulting party to the defaulting party.  Such notice shall define, with specificity and particularity, the nature of such material default.  Upon termination of this Agreement due to a party's default, the non-defaulting party shall be excused from further performance under this Agreement.  No termination of this Agreement shall limit or affect the non-defaulting party's claims and causes of action for damages or other remedies arising from the defaulting party's breach of this Agreement.

J.            No Fiduciary.  DCMI, in performing its obligations herein, shall never be considered to be a fiduciary of MPC, but shall only be held to the standard of care applicable to an ordinary and reasonable person, in performing such obligations.

K.           Limitation on DCMI’s Efforts.  DCMI is only required to dedicate such time, skill, labor and attention to the performance of DCMI’s obligations expressed herein, in good faith, as are commercially reasonable or appropriate for DCMI property to perform such obligations.

L.           Notices, Generally.  Unless otherwise expressly provided in this Agreement, all notices or other communications required or permitted to be given pursuant to this Agreement shall be considered as properly given or made if mailed from within the United States by First Class Mail, certified, postage prepaid.

M.          Waivers.  No waiver shall be deemed to be made by either MPC or DCMI of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved, and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect, at any other time.

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N.           Entire Agreement.  This Agreement embodies the agreement and understanding between MPC and DCMI, with respect to the subject matters hereof.

O.           Governing Law, Venue.  All of the administrative and professional services will be performed by DCMI in the State of Texas.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF TEXAS, EXCLUDING CHOICE OF LAW PROVISIONS THEREOF.  ANY COURT PROCEEDING INITIATED BY EITHER PARTY AND ARISING OUT OF THIS AGREEMENT SHALL BE LITIGATED IN A TEXAS STATE COURT OF COMPETENT JURISDICTION SITTING IN THE CITY OF DALLAS, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION.  EACH WAIVES ANY RIGHT TO OBJECT TO VENUE IN ANY COURT SPECIFIED IN THIS Q OF THIS ARTICLE V.

P.           Headings.  Article and paragraph headings contained herein are for identification purposes only, and shall not be used to construe or interpret the terms hereof.

Dated              1/5/2009                                       , 2009, effective January 1, 2009.

"DCMI"

Dental Community Management, Inc.,
a Texas corporation

by:	/s/
Jason M. Morton, President

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"MPC"

III to I Maritime Partners Cayman I, L.P.,
a Cayman Islands exempted limited partnership

by:	III to I International Maritime Solutions Cayman, Inc., a Cayman Islands exempted corporation, general partner

	by:	/s/
Darrell W. Cain, Director

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